UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: April 2, 2021

Date of earliest event reported: April 1, 2021
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Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, Maximus announced that it had named Teresa Weipert as the new General Manager of its U.S. Federal Services Segment replacing Thomas Romeo who announced his retirement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ms. Weipert’s annual base salary is $515,000, and her target for the Executive Bonus Program (“EBP”) is 60% of her base salary. She will be eligible for EBP and long-term equity awards and will participate in the Income Continuity Plan on the same terms and conditions applicable to other executives of the Company. She will receive a sign-on bonus of $100,000 and a grant of restricted stock units (“RSUs”) valued at $300,000 which will vest in equal installments over a three-year period with the first vesting on September 30, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is being furnished pursuant to Item 5.02 above.

Exhibit No.	Description

99.1	Press release dated April 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.

Date: April 2, 2021	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary